Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 28, 2007

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 28, 2007

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended April 30, 2007

052	Putnam Managed Municipal Income Trust
582	Putnam Municipal Opportunities Trust
183	Putnam Municipal Bond Fund
2OV	Putnam Mid Cap Value Fund
002	The Putnam Fund for Growth and Income
2II	Putnam Capital Opportunities Fund
840	Putnam Utilities Growth & Income Fund
004	Putnam Income Fund
041	Putnam Global Income Trust
005	Putnam Global Equity Fund
008	Putnam Convertible Income-Growth Trust
185	Putnam New York Investment Grade Municipal Trust
2MI	Putnam Tax Smart Equity Fund